Exhibit 99.3

December XX, 1998


Dear Prospective Investor:

         We are pleased to announce that Willow Grove Bank (the "Bank") is reorganizing from a federally chartered mutual savings bank to the federal mutual holding company form of ownership (the "Reorganization"). In conjunction with the Reorganization, Willow Grove Bancorp, Inc., the newly-formed corporation that will serve as holding company for the Bank, is offering shares of common stock in a subscription offering and community offering and to our Employee Stock Ownership Plan pursuant to a Plan of Reorganization. The sale of stock in connection with the Reorganization will enable the Bank to raise additional capital to support and enhance its current operations.

         We have enclosed the following materials that will help you learn more about the merits of Willow Grove Bancorp Inc.'s common stock as an investment. Please read and review the materials carefully.

         PROSPECTUS: This document provides detailed information about operations at the Bank and a complete discussion on the proposed stock offering.

         QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

         STOCK ORDER FORM & CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon., December xx, 1998.

         We invite our loyal customers and local community members to become charter shareholders of Willow Grove Bancorp, Inc. Through this offering you have the opportunity to buy stock directly from Willow Grove Bancorp, Inc. without a commission or a fee. The board of directors and senior management of the Bank fully support the stock offering.

         Should you have additional questions regarding the Reorganization and stock offering, please call us at (215) xxx-xxxx, Monday through Thursday from 9:00 a.m. to 4:00 p.m., Friday from 9:00 a.m. to 7:00 p.m., or stop by the Stock Sales Center located at Welsh and Norristown Roads, Maple Glen, Pennsylvania.

Sincerely,



Frederick A. Marcell, Jr.
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                     [Letterhead of Charles Webb & Company]

To Members and Friends of
Willow Grove Bancorp, Inc.

--------------------------------------------------------------------------------
Charles Webb & Company, a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Willow Grove Bank (the "Bank") in its reorganization from a federally chartered mutual savings bank into the federal mutual holding company form of ownership and the concurrent offering of shares of common stock by Willow Grove Bancorp, Inc. (the "Holding Company"), the newly formed corporation that will serve as holding company for the Bank following the conversion.

At the request of the Holding Company, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of the Holding Company's common stock being offered to customers and the community through December xx, 1998. Please read the enclosed offering materials carefully including the prospectus for a complete discussion of the offering. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

Should you have any questions, please visit our Stock Sales Center at Welsh and Norristown Roads, Maple Glen, Pennsylvania or feel free to call the Stock Information Center at (215) xxx-xxxx.

Very truly yours,



Charles Webb & Company

November XX, 1998


Dear Member:

         We are pleased to announce that Willow Grove Bank (the "Bank") is reorganizing from a federally chartered mutual savings bank to the federal mutual holding company form of ownership (the "Reorganization"). In conjunction with the Reorganization, Willow Grove Bancorp, Inc., the newly-formed corporation that will serve as holding company for the Bank, is offering shares of common stock in a subscription offering and community offering and to our Employee Stock Ownership Plan pursuant to a Plan of Reorganization.

         To accomplish the Reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Reorganization and your voting and subscription rights. The Plan of Reorganization has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

         Enclosed, as part of the proxy material, is your proxy card located behind the window of your mailing envelope. This proxy should be signed and returned to us prior to the Special Meeting to be held on December xx, 1998. Please take a moment to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

         The Board of Directors of the Bank believes that the Reorganization will offer a number of advantages, such as an opportunity for depositors and customers of the Bank to become shareholders. Please remember:

      o Your accounts at the Bank will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

      o There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Reorganization.

      o Members have a right, but no obligation, to buy stock before it is offered to the public.

      o Like all stock, stock issued in this offering will not be insured by the FDIC.

         Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read these materials carefully. If you are interested in purchasing the common stock of Willow Grove Bancorp, Inc., your Stock Order Form and Certification Form and payment must be received by the Bank prior to 12:00, noon, Eastern Time, on December xx, 1998.

         If you have additional questions regarding the stock offering, please call us at (215) xxx-xxxx, Monday through Thursday from 9:00 a.m. to 4:00 p.m., Friday from 9:00 a.m. to 7:00 p.m., or stop by the Stock Sales Center located at Welsh and Norristown Roads in Maple Glen, Pennsylvania.

Sincerely,



Frederick A. Marcell, Jr.
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

November    , 1998


Dear Member:

         We are pleased to announce that Willow Grove Bank (the "Bank") is reorganizing from a federally chartered mutual savings bank to the federal mutual holding company form of ownership (the "Reorganization"). In conjunction with the Reorganization, Willow Grove Bancorp, Inc., the newly-formed corporation that will serve as holding company for the Bank, is offering shares of common stock in a subscription offering and community offering and to our Employee Stock Ownership Plan pursuant to a Plan of Reorganization.

         Unfortunately, Willow Grove Bancorp, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Willow Grove Bancorp, Inc.

         However, as a member of Willow Grove Bank you have the right to vote on the Plan of Reorganization at the Special Meeting of Members to be held on December xx, 1998. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) including a complete discussion of the offering and a return envelope for your proxy card.

         I invite you to attend the Special Meeting on December xx, 1998. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope to ensure your vote is counted at the Special Meeting.

Sincerely,



Frederick A. Marcell, Jr.
President and Chief Executive Officer

FACTS ABOUT CONVERSION

The Board of Directors of Willow grove Bank (the "Bank") unanimously adopted a Plan of Reorganization (the "Reorganization") to reorganizae from a federally chartered mutual savings bank to a federally chartered stock mutual holding company.

This brochure answers some of the most frequently asked questions about the Reorganization and about your opportunity to invest in Willow Grove Bancorp, Inc. (the "Holding Company"), the newly formed corporation that will serve as the holding company for the Bank following the Reorganization.

Investment in the stock of Willow Grove Bancorp, Inc. involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".

WHY IS THE BANK CONVERTING TO STOCK FORM?
--------------------------------------------------------------------------------
The stock form of ownership is used by most business corporations and an increasing number of savings institutions. Through the sale of stock, the Bank will raise additional capital enabling it to:

     o   support and expand its current financial and other services.

     o allow customers and friends to purchase stock and share in the Holding Company's and the Bank's future.

WILL THE REORGANIZATION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
--------------------------------------------------------------------------------
No. The Conversion will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your savings account is not being converted to stock.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS?
--------------------------------------------------------------------------------
Certain past and present depositors of the Bank, the Holding Company's Employee Stock Ownership Plan and members of the general public.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?
--------------------------------------------------------------------------------
Willow Grove Bancorp, Inc. is offering through the Prospectus up to x,xxx,xxx shares of common stock, subject to adjustment as described in the Prospectus, at a price of $10.00 per share.

HOW MUCH STOCK MAY I BUY?
--------------------------------------------------------------------------------
The minimum order is 25 shares. No person may purchase more than $x,xxx,xxx of common stock in the subscription offering and no person, together with associates of and persons acting in concert with such person, may purchase more than $xxx,xxx of common stock.

DO MEMBERS HAVE TO BUY STOCK?
--------------------------------------------------------------------------------
No. However, the Reorganization will allow the Bank's depositors an opportunity to buy stock and become charter shareholders of the Holding Company for the local financial institution with which they do business.


HOW DO I ORDER STOCK?
--------------------------------------------------------------------------------
You must complete the enclosed Stock Order Form and Certification Form. Instructions for completing your Stock Order Form and Certification Form are contained in this packet. Your order must be received by the Bank prior to 12:00 noon on December xx, 1998.

HOW MAY I PAY FOR MY SHARES OF STOCK?
--------------------------------------------------------------------------------
First, you may pay for stock by check, cash or money order. Interest will be paid by The Bank on these funds at the passbook rate, which is currently x.xx% per annum, from the day the funds are received until the completion or termination of the Reorganization. Second, you may authorize us to withdraw funds from your Willow Grove savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Reorganization.

CAN I PURCHASE SHARES USING FUNDS IN MY WILLOW GROVE IRA ACCOUNT?
--------------------------------------------------------------------------------
Federal regulations do not permit the purchase of conversion stock from your existing Willow Grove IRA account. To accommodate our depositors, we have made arrangements with an outside trustee to allow such purchases. Please call our Stock Sales Center for additional information.

WILL THE STOCK BE INSURED?
--------------------------------------------------------------------------------
No. Like any other common stock, the Holding Company's stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?
--------------------------------------------------------------------------------
The Board of Directors of the Holding Company will consider whether to pay a cash dividend in the future, subject to regulatory limits and requirements. No decision has been made as to the amount or timing of such dividends, if any.

HOW WILL THE STOCK BE TRADED?
--------------------------------------------------------------------------------
The Holding Company's stock is expected to trade on The Nasdaq National Market under the symbol "WGBC". However, no assurance can be given that an active and liquid market will develop.

ARE OFFICERS AND DIRECTORS OF THE BANK PLANNING TO PURCHASE STOCK?
--------------------------------------------------------------------------------
Yes! The Bank's officers and directors plan to purchase, in the aggregate, $xxx,xxx worth of stock or approximately x.x% of the stock offered at the midpoint of the offering range.

MUST I PAY A COMMISSION?
--------------------------------------------------------------------------------
No. You will not be charged a commission or fee on the purchase of shares in the Reorganization.

SHOULD I VOTE?
--------------------------------------------------------------------------------
Yes.  Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

WHY DID I GET SEVERAL PROXY CARDS?
--------------------------------------------------------------------------------
If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.

HOW MANY VOTES DO I HAVE?
--------------------------------------------------------------------------------
Your proxy card(s) show(s) the number of votes you have. Every depositor entitled to vote may cast one vote for each $100, or fraction thereof, on deposit as of the voting record date up to xxxx votes.

Borrowers of the Bank entitled to vote may cast one vote in addition to any votes they may have as depositors.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?
--------------------------------------------------------------------------------
Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the special meeting.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK SALES CENTER BETWEEN 9:00 A.M. AND 4:00 P.M. MONDAY THROUGH THURSDAY OR 9:00 A.M. TO 7:00 P.M. FRIDAY.

--------------------------------------------------------------------------------
                               STOCK SALES CENTER
                                 (215) xxx-xxxx
--------------------------------------------------------------------------------

                           Willow Grove Bancorp, Inc.
                           Welsh and Norristown Roads
                         Maple Glen, Pennsylvania 19002
--------------------------------------------------------------------------------
STOCK OFFERING QUESTIONS
AND ANSWERS

--------------------------------------------------------------------------------


Willow Grove
Bancorp, Inc.
(the proposed holding company for Willow Grove
Bank)





THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                                   PROXY GRAM

We recently forwarded to you a proxy statement and related materials regarding a proposal to reorganize Willow Grove Bank from a federally chartered mutual savings bank to a federally chartered mutual holding company.

Your vote on our Plan of Reorganization has not yet been received. Failure to Vote has the Same Effect as Voting Against the Conversion.

Your vote is important to us. Therefore, we are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Reorganization does not obligate you to purchase stock or affect the terms or insurance on your accounts.

The Board of Directors unanimously recommend you vote "FOR" the Conversion.

Willow grove Bank
Maple Glen, Pennsylvania



Frederick A. Marcell, Jr.
President and Chief Executive Officer
------------------------------------------------------------------------------

If you mailed the proxy, please accept our thanks and disregard this request. For further information call (215) xxx-xxxx.

                                   STOCK GRAM

We are pleased to announce that Willow Grove Bancorp, Inc., the proposed holding company for Willow Grove Bank, is offering shares of common stock in a subscription and community offering. The sale of stock in connection with the offering will enable Willow Grove to raise additional capital to support and enhance its current franchise.

We previously mailed to you a Prospectus providing detailed information about Willow Grove's operations and the proposed stock offering. We urge you to read the Prospectus carefully.

We invite our loyal customers and community members to become shareholders of Willow Grove Bancorp, Inc. If you are interested in purchasing the common stock of Willow Grove Bancorp, Inc., your Stock Order Form, Certification Form and payment must be received by the Bank prior to 12:00 noon, Eastern Time, on December xx, 1998.

Should you have additional questions regarding the stock offering or need additional materials, please call the Stock Sales Center at (215) xxx-xxxx or stop by the Stock Sales Center at Welsh and Norristown Roads in Maple Glen, Pennsylvania.

The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.